Exhibit 2.5

Business Number C2197 - 1990 Filed in the Office of Secretary of State State Of Nevada Filing Number 20211197827 Filed On 1/14/2021 10:00:00 AM Number of Pages 1

Business Number C2197 - 1990 Filed in the Office of Secretary of State State Of Nevada Filing Number 20211197827 Filed On 1/14/2021 10:00:00 AM Number of Pages 1

1